EXHIBIT 99.1

News Release

Pioneer Natural Resources Company Reports Fourth-Quarter 2013 Production and the Production Impact Attributable to Severe Winter Weather in Texas

Dallas, Texas, January 20, 2014 -- Pioneer Natural Resources Company (NYSE:PXD) (“Pioneer” or “the Company”) today reported fourth-quarter 2013 production and the production impact attributable to the previously-announced severe winter weather in Texas.

Pioneer’s fourth-quarter production averaged 173 thousand barrels oil equivalent per day (MBOEPD). This volume excludes Alaska operations that will be reflected as discontinued operations in the fourth quarter. The Company estimates that fourth-quarter production was curtailed by approximately 6 MBOEPD. Approximately 5 MBOEPD of this curtailment was related to heavy icing and low temperatures across Pioneer’s leasehold position in the Spraberry/Wolfcamp area that resulted in extensive power outages, facility freeze-ups, trucking curtailments and limited access to production and drilling facilities. Specific to the power outages, in Pioneer’s Midkiff area which experienced the greatest impact from the severe winter weather, over 1,000 utility poles, 900 transformers and 1,000 miles of power lines were damaged and had to be replaced by the utility providers serving this area between late November and early January.

When the severe weather first occurred in late November, over 50% of Pioneer’s more than 7,000 wells in the Spraberry/Wolfcamp area were shut in. All of the wells that were affected have been returned to production and the Company does not anticipate any adverse effects on future well performance due to the downtime. Drilling and completion operations have returned to normal. This includes Pioneer’s horizontal drilling program that currently has 8 rigs operating in the southern Wolfcamp joint venture area and 9 rigs operating across the Company’s northern acreage. Pioneer expects to have more than 10 rigs operating on its northern acreage by the end of the first quarter.

The remaining curtailed production in the fourth quarter was due to facility freeze-ups in Pioneer’s Eagle Ford Shale, Barnett Shale Combo and West Panhandle areas. Operations in these areas have also returned to normal.

Pioneer will report fourth quarter earnings and financial results on February 10, 2014.

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States. For more information, visit Pioneer’s website at www.pxd.com.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to complete the Company’s operating activities, access to and availability of transportation, processing, fractionation and refining facilities, Pioneer's ability to implement its business plans or complete its development activities as scheduled, the assumptions underlying production forecasts, quality of technical data, and environmental and weather risks. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the U.S. Securities and Exchange Commission (SEC). In addition, Pioneer may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer undertakes no duty to publicly update these statements except as required by law.

Pioneer Natural Resources Contacts:
Investors
Frank Hopkins – 972-969-4065
Josh Jones – 972-969-5822
Mike Bandy – 972-969-4513

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020